The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.  You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a “when, as and if issued” basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued.  Because the asset-backed securities are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date.  If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the “Automatic Termination”).  If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class.  To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Renaissance Mortgage Acceptance Corp. 2007-3

Home Equity Loan Asset-Backed Certificates, Series 2007-3

$400,372,000 Offered Certificates (Approximate)

Delta Funding Corporation (Seller)

Renaissance Mortgage Acceptance Corp. (Depositor)

August 27, 2007

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com.  The securities may not be suitable for all investors.  Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the issuer.  The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein.  Banc of America Securities LLC (the “Underwriter”) makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes.  The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options).  These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Renaissance Mortgage Acceptance Corp. Home Equity Loan Asset-Backed Certificates, Series 2007-3 $400,372,000 (approximate)

DISCLAIMER

No contract of sale for the certificates, written, oral or otherwise, will be effective between Banc of America Securities LLC and potential purchasers until a preliminary prospectus supplement is delivered by the Underwriter to such potential purchasers and the potential purchaser and the Underwriter enter into a contract after the deliver of such preliminary prospectus supplement.  The information in this free writing prospectus is preliminary, and will be superseded by the preliminary prospectus.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities.  We will not accept any offer by you to purchase the securities, and you will not have any contractual commitment to purchase any of the securities until after you have received the preliminary prospectus.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES.  THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN.  INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED.  SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Structure Overview

To 10% Optional Termination
Certificates
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Modeled Final Scheduled Distribution Date(3)	Final Scheduled Distribution Date(4)	Expected Ratings (S&P/Moody’s)
AV-1	$18,892,000	Senior / Sequential	Floating	1.00	1-28	December 2009	September 2037	AAA/Aaa
AV-2	$6,393,000	Senior / Sequential	Floating	3.00	28-46	June 2011	September 2037	AAA/Aaa
AV-3	$9,715,000	Senior / Sequential	Floating	6.19	46-104	April 2016	September 2037	AAA/Aaa
AF-1	$302,822,000	Senior / Sequential	Fixed	1.00	1-23	July 2009	September 2037	AAA/Aaa
AF-2	$36,975,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-3	$171,741,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-4	$26,148,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-5	$71,119,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-6	$67,645,000	Senior / NAS	Fixed	Not Offered Hereby				AAA/Aaa
M-1	$18,000,000	Subordinate	Fixed	Not Offered Hereby				AA+/Aa1
M-2	$7,650,000	Subordinate	Fixed	Not Offered Hereby				AA/Aa2
M-3	$46,800,000	Subordinate	Fixed	Not Offered Hereby				AA-/Aa3
M-4	$10,800,000	Subordinate	Fixed	5.72	37-104	April 2016	September 2037	A+/A1
M-5	$14,850,000	Subordinate	Fixed	5.72	37-104	April 2016	September 2037	A/A2
M-6	$10,800,000	Subordinate	Fixed	5.72	37-104	April 2016	September 2037	A-/A3
M-7	$8,550,000	Subordinate	Fixed	5.72	37-104	April 2016	September 2037	BBB+/Baa1
M-8	$9,000,000	Subordinate	Fixed	5.72	37-104	April 2016	September 2037	BBB/Baa2
M-9	$8,550,000	Subordinate	Fixed	5.72	37-104	April 2016	September 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Certificate sizes are subject to a variance of +/- 10%.
(2)	Certificate sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed.
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Structure Overview –Certificates

To Maturity
Certificates
Class	Approx. Size ($) (1)(2)	Type	Coupon Type	Est. WAL(3) (yrs)	Est. Prin. Window(3) (mos)	Modeled Final Scheduled Distribution Date (3)	Final Scheduled Distribution Date (4)	Expected Ratings (S&P/Moody’s)
AV-1	$18,892,000	Senior / Sequential	Floating	1.00	1-28	December 2009	September 2037	AAA/Aaa
AV-2	$6,393,000	Senior / Sequential	Floating	3.00	28-46	June 2011	September 2037	AAA/Aaa
AV-3	$9,715,000	Senior / Sequential	Floating	6.75	46-225	May 2026	September 2037	AAA/Aaa
AF-1	$302,822,000	Senior / Sequential	Fixed	1.00	1-23	July 2009	September 2037	AAA/Aaa
AF-2	$36,975,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-3	$171,741,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-4	$26,148,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-5	$71,119,000	Senior / Sequential	Fixed	Not Offered Hereby				AAA/Aaa
AF-6	$67,645,000	Senior / NAS	Fixed	Not Offered Hereby				AAA/Aaa
M-1	$18,000,000	Subordinate	Fixed	Not Offered Hereby				AA+/Aa1
M-2	$7,650,000	Subordinate	Fixed	Not Offered Hereby				AA/Aa2
M-3	$46,800,000	Subordinate	Fixed	Not Offered Hereby				AA-/Aa3
M-4	$10,800,000	Subordinate	Fixed	6.29	37-172	December 2021	September 2037	A+/A1
M-5	$14,850,000	Subordinate	Fixed	6.27	37-168	August 2021	September 2037	A/A2
M-6	$10,800,000	Subordinate	Fixed	6.24	37-162	February 2021	September 2037	A-/A3
M-7	$8,550,000	Subordinate	Fixed	6.22	37-157	September 2020	September 2037	BBB+/Baa1
M-8	$9,000,000	Subordinate	Fixed	6.19	37-153	May 2020	September 2037	BBB/Baa2
M-9	$8,550,000	Subordinate	Fixed	6.16	37-147	November 2019	September 2037	BBB-/Baa3

Adjustable Rate Mortgage Loans	28% CPR
Fixed Rate Mortgage Loans	23% HEP

(1)	Certificate sizes are subject to a variance of +/- 10%.
(2)	Certificate sizes are subject to final rating agency approval.
(3)	Calculated based on the Pricing Speed
(4)	The stated final maturity date was determined by adding one month to the latest maturity date of the Mortgage Loans expected to be acquired by the Trust.

Transaction Summary
Transaction:	Renaissance Home Equity Loan Asset-Backed Certificates, Series 2007-3.
Certificates:
The “Class A Certificates” or “Senior Certificates” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates. The “Subordinate Certificates” will consist of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates.”

Offered Certificates:	The “Offered Certificates” will consist of the Class AV-1, Class AV-2, Class AV-3, Class AF-1, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates.
Non-Offered Certificates:	The “Non-Offered Certificates” will consist of the Class AF-2, Class AF-3, Class AF-4, Class AF-5, Class AF-6, Class M-1, Class M-2 and Class M-3 Certificates.
Group I Certificates:	The “Group I Certificates” will consist of the Class AV-1, Class AV-2 and Class AV-3 Certificates.
Group II Certificates:	The “Group II Certificates” will consist of the Class AF-1, Class AF-2, Class AF-3, Class AF-4, Class AF-5 and Class AF-6 Certificates.
Floating Rate Certificates:	The “Floating Rate Certificates” will consist of the Group I Certificates.
Fixed Rate Certificates:	The “Fixed Rate Certificates” will consist of the Group II Certificates and Subordinate Certificates.
Issuer:	Renaissance Home Equity Loan Trust 2007-3.
Originator:	Delta Funding Corporation.
Servicer:	Ocwen Loan Servicing, LLC.
Master Servicer, Securities Administrator and Custodian:	Wells Fargo Bank, N.A.
Trustee:	HSBC Bank USA, National Association.
Swap Counterparty:	[TBD]
Servicing Fee:
With respect to each Distribution Date, the Servicer will be entitled to a fee equal to 1/12 of 0.50% of the aggregate principal balance of the Mortgage Loans (the “Servicing Fee”), plus any reimbursable amounts.

Master Servicing Fee:
With respect to each Distribution Date, the Master Servicer will be entitled to a fee equal to 1/12 of 0.0095% of the aggregate principal balance of the Mortgage Loans (the “Master Servicing Fee”). The fees of the Trustee and the Securities Administrator will be paid by the Master Servicer from the Master Servicing Fee.

Lead Underwriters:	Banc of America Securities LLC and J.P. Morgan Securities Inc.
Co-Managers:	Citigroup Global Markets Inc., Deutsche Bank Securities, Inc. and Greenwich Capital Markets, Inc.
Pricing Date:	Week of August [20], 2007.
Settlement Date:	On or about September 14, 2007.
Record Date:
For the Floating Rate Certificates, the Business Day immediately preceding the Distribution Date. For the Fixed Rate Certificates, the last business day of the month preceding the month in which such Distribution Date occurs.

Distribution Date:	For the Certificates, the 25th of each month, or the next succeeding Business Day (First Distribution Date: September 25, 2007).

Cut-Off Date:	For each Mortgage Loan in the mortgage pool, the later of (i) the origination date of the Mortgage Loan or (ii) August 1, 2007.
Interest Accrual Period:
The interest accrual period with respect to the Floating Rate Certificates for a given Distribution Date will be the period beginning on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

The interest accrual period for the Fixed Rate Certificates with respect to any Distribution Date will be the calendar month preceding such Distribution Date (based on a 360-day year consisting of twelve 30-day months).

Accrued Interest:
The Floating Rate Certificates will settle with no accrued interest.  The Fixed Rate Certificates will settle with accrued interest.  The price to be paid by investors for the Fixed Rate Certificates will include accrued interest from August 1, 2007, up to, but not including, the Settlement Date.

Delay Days:	0 days on the Floating Rate Certificates. 24 days on the Fixed Rate Certificates.
Rating Agencies:	Standard and Poor’s Rating Services (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”).
Expected Ratings:	It is anticipated that the Certificates will be rated as follows:

Class	S&P	Moody’s
AV-1	AAA	Aaa
AV-2	AAA	Aaa
AV-3	AAA	Aaa
AF-1	AAA	Aaa
AF-2	AAA	Aaa
AF-3	AAA	Aaa
AF-4	AAA	Aaa
AF-5	AAA	Aaa
AF-6	AAA	Aaa
M-1	AA+	Aa1
M-2	AA	Aa2
M-3	AA-	Aa3
M-4	A+	A1
M-5	A	A2
M-6	A-	A3
M-7	BBB+	Baa1
M-8	BBB	Baa2
M-9	BBB-	Baa3

Transaction Summary
Initial and Additional Mortgage Loans:
As of August 1, 2007, the aggregate scheduled principal balance of the mortgage loans described herein will be approximately $799,545,773, consisting of approximately (i) $768,667,562 of fixed-rate Mortgage Loans (the “Initial Fixed-Rate Mortgage Loans”) and (ii) approximately $30,878,211 of adjustable-rate Mortgage Loans (the “Initial Adjustable-Rate Mortgage Loans,” and together with the Initial Fixed-Rate Mortgage Loans, the “Initial Mortgage Loans”).  See attached collateral descriptions for more information.

On or prior to the Closing Date, approximately $100,454,227 of additional mortgage loans having similar characteristics to the Initial Mortgage Loans will be added to the trust, consisting of (i) approximately $96,332,438 of additional fixed-rate Mortgage Loans (the “Additional Fixed-Rate Mortgage Loans”) and (ii) approximately $4,121,789 of additional adjustable-rate Mortgage Loans (the “Additional Adjustable-Rate Mortgage Loans,” and together with the Additional Fixed-Rate Mortgage Loans, the “Additional Mortgage Loans”). On the Closing Date, the Initial Mortgage Loans and the Additional Mortgage Loans will be the “Mortgage Loans.”   The Mortgage Loans will be divided into two groups, the Group I Mortgage Loans will be comprised of the adjustable-rate mortgage loans and the Group II Mortgage Loans will be comprised of the fixed-rate mortgage loans.

Pool Balance:	As of any date of determination, the aggregate principal balances of the Mortgage Loans as of the applicable date.
Clearing:	DTC, Euroclear or Clearstream.
SMMEA Eligibility:	The Certificates will NOT constitute “mortgage related securities” for purposes of SMMEA.
ERISA Eligibility:	The Certificates are expected to be ERISA eligible, subject to certain conditions including satisfaction of an investor-based class or statutory exemption.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof provided that the Certificates must be purchased in minimum denominations of $100,000 per class.
Tax Status:	It is anticipated that the Certificates will be treated as REMIC regular interests for tax purposes.

Transaction Summary
Adjusted Net Mortgage Rate:	The “Adjusted Net Mortgage Rate” for each Mortgage Loan is equal to the loan rate less the sum of (i) the Servicing Fee and (ii) the Master Servicing Fee.
Pass-Through Rate:
The Pass-Through Rate for each Class of Floating Rate Certificates on each Distribution Date is the least of (i) the applicable formula rate, (ii) 14.00% and (iii) the Group I Net WAC Rate.

The formula rate for each class of Floating Rate Certificates will be 1-Month LIBOR plus a margin which will be set at pricing.

The Pass-Through Rate for each class of Group II Certificates will be the lesser of (i) the applicable fixed rate determined at the time of pricing and (ii) the Group II Net WAC Rate.

The Pass-Through Rate for each class of Subordinate Certificates will be the lesser of (i) the applicable fixed rate determined at the time of pricing and (ii) the Subordinate Net WAC Rate.

After the Optional Termination Date, if the Seller fails to exercise its right to terminate the Trust, the coupons on any then outstanding Certificates will increase according to the following:

Class	After Optional Redemption Date
Class AV-1	LIBOR + 2 * Initial Margin
Class AV-2	LIBOR + 2 * Initial Margin
Class AV-3	LIBOR + 2 * Initial Margin
Class AF-1	Initial Coupon + [0.50]%
Class AF-2	Initial Coupon + [0.50]%
Class AF-3	Initial Coupon + [0.50]%
Class AF-4	Initial Coupon + [0.50]%
Class AF-5	Initial Coupon + [0.50]%
Class AF-6	Initial Coupon + [0.50]%
Class M-1	Initial Coupon + [0.50]%
Class M-2	Initial Coupon + [0.50]%
Class M-3	Initial Coupon + [0.50]%
Class M-4	Initial Coupon + [0.50]%
Class M-5	Initial Coupon + [0.50]%
Class M-6	Initial Coupon + [0.50]%
Class M-7	Initial Coupon + [0.50]%
Class M-8	Initial Coupon + [0.50]%
Class M-9	Initial Coupon + [0.50]%

Group I Net WAC Rate:
As to any Distribution Date and each class of Group I Certificates, a per annum rate equal to the product of (i) the weighted average of the Adjusted Net Mortgage Rates on the Group I mortgage loans as of the beginning of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the percentage equivalent of a fraction, the numerator of which is an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust, multiplied by 12 and the denominator of which is the aggregate Principal Balance of the mortgage loans as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Distribution Date.

Transaction Summary
Group II Net WAC Rate:
As to any Distribution Date and each class of Group II Certificates, a per annum rate equal to the weighted average of the Adjusted Net Mortgage Rates on the Group II mortgage loans as of the beginning of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the percentage equivalent of a fraction, the numerator of which is an amount equal to any net swap payment or swap termination payment, if any, payable by the Trust, multiplied by 12 and the denominator of which is the aggregate Principal Balance of the mortgage loans as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period.

Subordinate Net WAC Rate:
As to any Distribution Date and each class of Subordinate Certificates, a per annum rate equal to the weighted average of the Group I Net Rate Cap and the Group II Net Rate Cap, weighted on the basis of the related Group Subordinate Amount for the related distribution date.

Group Subordinate Amount:
For each loan group and any distribution date, the excess, if any, of the aggregate Principal Balance of the mortgage loans in the related loan group as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period over the aggregate Certificate Principal Balance of the Senior Certificates related to such loan group immediately prior to such Distribution Date.

Transaction Summary
Basis Risk Shortfall Amount:
The “Basis Risk Shortfall Amount” for any Distribution Date and applicable Class of Certificates is equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such Class without regard to the Net WAC Rate over (b) the amount of interest accrued on such Class based on the Net WAC Rate and (ii) the undistributed portion of any related Basis Risk Shortfall Amount from the prior Distribution Date together with accrued interest at the related Pass-Through Rate (without regard to the Net WAC Rate). Any Basis Risk Shortfall Amount will be distributed on such Distribution Date or future Distribution Dates to the extent of funds available.

Credit Enhancement:
Credit Enhancement for the Certificates will be provided by:

➢  Excess Interest
➢  Overcollateralization
➢  Subordination

Class A Certificates are senior to the Subordinate Certificates; Subordinate Certificates with a higher numerical designation are subordinate to those Subordinate Certificates with a lower numerical designation.

The holders of the Certificates will also have the benefit of an interest rate swap agreement.

Credit Enhancement Percentages:
Class	Rating	Initial Credit Enhancement	Target Credit Enhancement
Class A	AAA/Aaa	20.95%	41.90%
Class M-1	AA+/Aa1	18.95%	37.90%
Class M-2	AA/Aa2	18.10%	36.20%
Class M-3	AA-/Aa3	12.90%	25.80%
Class M-4	A+/A1	11.70%	23.40%
Class M-5	A/A2	10.05%	20.10%
Class M-6	A-/A3	8.85%	17.70%
Class M-7	BBB+/Baa1	7.90%	15.80%
Class M-8	BBB/Baa2	6.90%	13.80%
Class M-9	BBB-/Baa3	5.95%	11.90%

Transaction Summary
Senior Enhancement Percentage:
The “Senior Enhancement Percentage” for a Distribution Date is equal to (i) the sum of (a) the aggregate certificate principal balance of the Subordinate Certificates and (b) the Overcollateralization Amount divided by (ii) the Pool Balance as of the last day of the related due period after giving effect to unscheduled principal collections in the related prepayment period.

Excess Interest:
For each Distribution Date, to the extent of funds available, the interest and principal received or advanced on the Mortgage Loans plus net swap payments received under the Swap Agreement, if any, minus the sum of (i) the Servicing Fee and the Master Servicing Fee paid in respect of the Mortgage Loans, (ii) the current and unpaid interest and principal on the Class A Certificates and current interest and principal on the Subordinate Certificates and (iii) net swap payments, if any, due the Swap Counterparty, and swap termination payments payable by the trust (other than Swap Termination Distributions which result from a swap counterparty trigger event).

Overcollateralization Amount:
On any Distribution Date, the “Overcollateralization Amount” will be the amount by which the Pool Balance as of the last day of the related due period after giving effect to unscheduled principal collections in the related prepayment period exceeds the aggregate certificate principal balance of the Certificates after giving effect to the distribution of principal (other than any Subordination Increase Amount) on that Distribution Date.  On any Distribution Date on which the Overcollateralization Amount does not equal the Required Overcollateralization Amount, Excess Interest, to the extent available, will be distributed as principal to the Certificate holders then entitled to distributions of principal to increase the Overcollateralization Amount to the Required Overcollateralization Amount.

OC Floor:	An amount equal to 0.50% of the aggregate principal balance of the Mortgage Loans as of the related Cut-off Date.
Required Overcollateralization Amount:
On any Distribution Date on which a Cumulative Loss Event or a Delinquency Event is not in effect, the Required Overcollateralization Amount is equal to:

(i)  prior to the Stepdown Date, 5.95% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; or
(ii)  on or after the Stepdown Date, the greater of:

(a) the lesser of:
i.  5.95% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date; and
ii.  11.90% of the aggregate principal balance of the Mortgage Loans as of the end of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period; or

(b) the OC Floor.

On any Distribution Date during the continuance of (a) a Delinquency Event (whether or not a Cumulative Loss Event is continuing), the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the immediately preceding Distribution Date or (b) a Cumulative Loss Event (and a Delinquency Event is not then continuing), the Required Overcollateralization Amount will equal the lesser of (i) the Required Overcollateralization Amount as of the preceding Distribution Date and (ii) 23.80% of the Pool Balance as of the end of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period.  Under no circumstance shall the Required Overcollateralization Amount be less than the OC Floor.

Transaction Summary
Subordination Required Overcollateralization Amount:
On any Distribution Date on or after the Stepdown Date on which a Delinquency Event is not in effect, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount determined without regard to the OC Floor minimum, otherwise, the Subordination Required Overcollateralization Amount is equal to the Required Overcollateralization Amount.

Delinquency Event:
A “Delinquency Event” shall have occurred and be continuing, if, at any time, (i) the three-month rolling average of the percentage equivalent of a fraction, the numerator of which is the aggregate principal balance of the Mortgage Loans that are (a) 60+ days delinquent (including those mortgage loans that are in bankruptcy or foreclosure) or (b) REO properties, as of the last day of the preceding calendar month, and the denominator of which is the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period exceeds (ii) [38.00]% of the Senior Enhancement Percentage.

Cumulative Loss Event:
A Cumulative Loss Event will be in effect if cumulative net losses as a percentage of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceed the applicable percentages below during the related period of time:

Distribution Dates 25-36:       [1.15]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter.
Distribution Dates 37-48:       [2.65]% for the first month plus an additional 1/12th of [1.85]% for each month thereafter.
Distribution Dates 49-60:       [4.50]% for the first month plus an additional 1/12th of [1.50]% for each month thereafter.
Distribution Dates 61-72:       [6.00]% for the first month plus an additional 1/12th of [1.05]% for each month thereafter.
Distribution Dates 73-84:       [7.05]% for the first month plus an additional 1/12th of [0.35]% for each month thereafter.
Distribution Dates 85 and
Thereafter:                               [7.40]%

Trigger Event:	The continuance of either a Delinquency Event or a Cumulative Loss Event.
Stepdown Date:
The earlier to occur of
(i) the first Distribution Date after the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and
(ii) the later to occur of
  (x) the Distribution Date occurring in September 2010 and
  (y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to 41.90%.

Transaction Summary
Subordination Increase Amount:	As to any Distribution Date, the lesser of the Subordination Deficiency and Excess Interest.
Subordination Deficiency:
As to any Distribution Date, the excess, if any, of the Required Overcollateralization Amount over the Overcollateralization Amount after giving effect to the distribution of principal from the Mortgage Loans (but prior to the distribution of any Subordination Increase Amount).

Excess Overcollateralization Amount:
As to any Distribution Date, the lesser of (i) the principal payments received on the Mortgage Loans and (ii) the excess, if any, of the Overcollateralization Amount over the Required Overcollateralization Amount (assuming 100% of the principal payments received on the Mortgage Loans are distributed to the Certificates).

Delinquency Advances:
For any month, if the Servicer receives a payment on a Mortgage Loan that is less than the full scheduled payment, or if no payment is received at all, the Servicer will advance its own funds to cover that shortfall.  However, the Servicer will make an advance only if it determines that the advance will be recoverable from future payments or collections on that Mortgage Loan.  The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Servicing Advances:
The Servicer will pay all out-of-pocket costs related to its obligations, including, but not limited to: (a) expenses in connection with a foreclosed Mortgage Loan prior to the liquidation of that Mortgage Loan, (b) the costs of any judicial proceedings, including foreclosures and (c) the cost of managing and liquidating property acquired in relation to the Mortgage Loans, as long as it deems such costs to be recoverable.  The Servicer is entitled to be reimbursed for these advances, therefore, these advances are not a form of credit enhancement.

Due Period:
With respect to each Distribution Date, the period from and including the second day of the month preceding the month of the applicable Distribution Date to and including the first day of the month of that Distribution Date.

Prepayment Period:
As to any Distribution Date and any principal prepayment in full received on a mortgage loan, the period from the 16th day of the calendar month preceding the month in which that Distribution Date occurs (or in the case of the first Distribution Date, from the Cut-off Date) through the 15th day of the month in which that Distribution Date occurs.  As to any Distribution Date and any principal prepayment in part received on a mortgage loan, the calendar month preceding that Distribution Date.

Compensating Interest:
With respect to any Distribution Date, the Servicer is obligated to offset any Prepayment Interest Shortfalls with Compensating Interest to the extent of its aggregate Servicing Fee. The Master Servicer is obligated to reduce a portion of its Master Servicing Fee for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer.

Prepayment Interest Shortfalls:
With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments during the portion of the related Prepayment Period occurring in the prior month.

Allocation of Losses:
Losses not covered by other available credit enhancement will be allocated to the Subordinate Certificates in the reverse order of distribution priority, first, to the Class M-9 Certificates, second, to the Class M-8 Certificates, third, to the Class M-7 Certificates, fourth, to the Class M-6 Certificates, fifth, to the Class M-5 Certificates, sixth, to the Class M-4 Certificates, seventh, to the Class M-3 Certificates, eighth, to the Class M-2 Certificates and ninth, to the Class M-1 Certificates.

Transaction Summary
Swap Agreement:
On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date from the second Distribution Date through the 36th Distribution Date, the Trust will be obligated to pay the Swap Counterparty an amount equal to the product of (x) [5.18]% divided by 12 (except for the first period which assumes 11 days) and, (y) the swap notional amount, and the Trust will be entitled to receive from the Swap Counterparty an amount equal to the product of (x) One-Month LIBOR (as determined pursuant to the swap agreement), (y) the swap notional amount , and (z) a fraction, the numerator of which is equal to the actual number of days in the related calculation period and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obliged to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to Certificate holders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obliged to make a swap payment to the Trust, any swap payment will be used according to the priorities set forth under Priority of Distributions.

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the “swap termination payment”) to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificate holders.

Swap Schedule
Distribution Date	Scheduled Notional Swap Balance ($)	Distribution Date	Scheduled Notional Swap Balance ($)
9/25/2007	$0	4/25/2009	$14,627,151
10/25/2007	$33,430,473	5/25/2009	$13,970,025
11/25/2007	$31,931,197	6/25/2009	$13,157,750
12/25/2007	$30,499,033	7/25/2009	$12,566,496
1/25/2008	$29,130,981	8/25/2009	$11,952,204
2/25/2008	$27,824,176	9/25/2009	$11,399,224
3/25/2008	$26,575,879	10/25/2009	$10,886,818
4/25/2008	$25,383,476	11/25/2009	$10,397,391
5/25/2008	$24,244,468	12/25/2009	$9,929,915
6/25/2008	$23,156,467	1/25/2010	$9,483,407
7/25/2008	$22,117,194	2/25/2010	$9,056,929
8/25/2008	$21,124,469	3/25/2010	$8,649,584
9/25/2008	$20,176,211	4/25/2010	$8,260,516
10/25/2008	$19,270,431	5/25/2010	$7,888,905
11/25/2008	$18,405,231	6/25/2010	$7,427,133
12/25/2008	$17,578,794	7/25/2010	$2,027,758
1/25/2009	$16,789,387	8/25/2010	$484,199
2/25/2009	$16,035,354	9/25/2010	$0
3/25/2009	$15,315,113

Transaction Summary
Priority of Distributions:
On each Distribution Date, amounts in the distribution account (excluding prepayment charges) will be distributed as follows:

1.  To the Swap Account to pay the Swap Counterparty any net swap payment owed to the Swap Counterparty, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement.

2.  To pay interest on the Class A Certificates on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Distribution Date, (first from the related loan group, then from the other loan group if necessary), and then, excluding any accrued Interest Carryover Shortfall Amounts from prior Distribution Dates, to pay interest to the Subordinate Certificates, sequentially.

3.  To the Class A Certificates, as described below, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount.

4.  To the Subordinate Certificates, to pay the respective Class M Principal Distribution Amount, excluding any Subordination Increase Amount, sequentially, until each such class is reduced to zero.

5.  From Excess Interest, if any, to the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in clauses 3 and 4 above.

6.  From Excess Interest, if any, to pay the Interest Carryover Shortfall Amounts and Allocated Realized Loss Amounts, in that order, on the Subordinate Certificates, sequentially.

7.  From Excess Interest, if any, to pay the Basis Risk Shortfall Amounts to the Group I Certificates, on a pro rata basis.

8.  To the Class C Certificates in accordance with the Pooling and Servicing Agreement.

9.  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

10.  To the Residual Certificates, any remaining amount.

Swap Payment Distribution:

(A)  On each Distribution Date, any Net Swap Payments on deposit in the Swap Account received from the Swap Provider will be distributed in the following order of priority:

1.  To pay interest on the Group I Certificates on a pro rata basis based on the entitlement of such class, including any accrued Interest Carryover Shortfall Amounts from a prior Distribution Date.

2.  To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in Priority of Distributions clauses 3 and 4 above.

3.  To pay the Interest Carryover Shortfall Amounts and Allocated Realized Loss Amounts, in that order, on the Subordinate Certificates, sequentially.

4.  To pay the Basis Risk Shortfall Amounts to the Group I Certificates, on a pro rata basis.

5.  To the Class C Certificates in accordance with the Pooling and Servicing Agreement.

6.  To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

7.  To the Residual Certificates, any remaining amount

Transaction Summary
Interest Carryover Shortfall:
As to any Class of Certificates the sum of (i) the excess, if any, of the sum of (x) the interest accrued at the related Pass-Through Rate and (y) any outstanding Interest Carryover Shortfall with respect to that Class on the preceding Distribution Date, over the amount in respect of interest that is actually distributed to holders of such Class on the preceding Distribution Date plus (ii) interest on such excess at the applicable Pass-Through Rate.

Allocated Realized Loss Amounts:
As to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (i) the sum of (x) the amount of reduction in the Certificate Principal Balance of that class and (y) the amount of any reductions on prior Distribution Dates over (ii) the amount distributed on prior Distribution Dates in respect of the reductions contemplated by clause (i) allocated to that Class of Certificates on prior Distribution Dates.

Aggregate Principal Amount:	As to any Distribution Date, the sum of the Basic Principal Amounts for each mortgage loan group.
Basic Principal Amount:
As to any Distribution Date, an amount equal to the sum of the following amounts, without duplication, with respect to the mortgage loans in each mortgage loan group:  (1) each payment of principal on a mortgage loan due during the related Due Period and received by the Servicer; (2) the net liquidation proceeds allocable to principal, any recoveries and all full and partial principal prepayments received by the Servicer during the related Prepayment Period; (3) the portion of the purchase price allocable to principal of all repurchased defective mortgage loans with respect to that Distribution Date; (4) any substitution adjustment amounts received on or prior to the previous determination date and not yet paid; and (5) any monthly advances with respect to scheduled payments of principal due during the related Due Period.

Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Senior Principal Distribution Amount:
With respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Delinquency Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) 70.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the Subordination Required Overcollateralization Amount for that Distribution Date and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Group I Parity Amount:
With respect to any Distribution Date, the greater of (i) zero and (ii) the excess, if any, of (x) the aggregate Certificate Principal Balance of the Group I Certificates, immediately prior to that Distribution Date over (y) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period.

Transaction Summary
Group I Principal Distribution Amount:
With respect to any Distribution Date, the lesser of (A) the greatest of (1) the product of (x) the Senior Principal Distribution Amount for that Distribution Date and (y) a fraction, the numerator of which is the excess of (i) the aggregate principal balance of the Group I Mortgage Loans as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, over (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, and the denominator of which is the excess of (i) the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, over (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period, (2) the Group I Parity Amount and (3) the excess of (i) the Senior Principal Distribution Amount for that Distribution Date over (ii) the aggregate certificate principal balance of the Group II Certificates immediately prior to that Distribution Date and (B) the aggregate certificate principal balance of the Group I Certificates immediately prior to that Distribution Date.

With respect to the Group I Certificates, all principal will be distributed sequentially as follows:

1. To the Class AV-1 Certificates, until the Certificate Principal Balance has been reduced to zero.
2. To the Class AV-2 Certificates, until the Certificate Principal Balance has been reduced to zero.
3. To the Class AV-3 Certificates, until the Certificate Principal Balance has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, principal will be allocated to the Group I Certificates on a pro-rata basis.

Group II Principal Distribution Amount:
With respect to any Distribution Date, the excess of (1) the Senior Principal Distribution Amount for that Distribution Date over (2) the Group I Principal Distribution Amount for the Distribution Date.

With respect to the Group II Certificates, all principal will be distributed sequentially as follows:

1. To the Class AF-6 Certificates, an amount equal to Class AF-6 Lockout Distribution Amount.
2. To the Class AF-1 Certificates, until the Certificate Principal Balance has been reduced to zero
3. To the Class AF-2 Certificates, until the Certificate Principal Balance has been reduced to zero.
4. To the Class AF-3 Certificates, until the Certificate Principal Balance has been reduced to zero.
5. To the Class AF-4 Certificates, until the Certificate Principal Balance has been reduced to zero.
6. To the Class AF-5 Certificates, until the Certificate Principal Balance has been reduced to zero.
7. To the Class AF-6 Certificates, until the Certificate Principal Balance has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Subordinate Certificates has been reduced to zero, principal will be allocated to the Group II Certificates on a pro-rata basis.

Class AF-6 Calculation Percentage:
For any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Certificate Principal Balance of the Class AF-6 Certificates and the denominator of which is the aggregate Certificate Principal Balance of the Group II Certificates, in each case before giving effect to distributions of principal on that Distribution Date.

Class AF-6 Lockout Distribution Amount:
For any Distribution Date, an amount equal to the product of (1) the applicable Class AF-6 Lockout Percentage for that Distribution Date, (2) the Class AF-6 Calculation Percentage for that Distribution Date and (3) the Group II Principal Distribution Amount for that Distribution Date but in no event will the Class AF-6 Lockout Distribution Amount exceed (a) the outstanding certificate principal balance of the Class AF-6 Certificates, or (b) the Group II Principal Distribution Amount for that Distribution Date.

Transaction Summary
Class AF-6 Lockout Percentage:	For each Distribution Date will be as follows:
Distribution Date	Lockout Percentage
1 to 36	0%
37 to 60	45%
61 to 72	80%
73 to 84	100%
85 and thereafter	300%

Transaction Summary
Class M-1 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and
(ii)  the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date; over
 (b)the lesser of:
(i)  74.00% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-2 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A and Class M-1 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A or Class M-1 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and
(iii)  the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date; over
(b)the lesser of:
(i)  75.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-3 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1 and Class M-2 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1 or Class M-2 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date; over
(b)the lesser of:
(i)  86.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-4 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1, Class M-2 and Class M-3 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2 or Class M-3 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date; over
(b)the lesser of:
(i)  88.50% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Class M-5 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1, Class M-2, Class M-3 and Class M-4 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3 or Class M-4 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date; over
 (b)the lesser of:
(i)  91.80% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Transaction Summary
Class M-6 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4 or Class M-5 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date; over
 (b)the lesser of:
(i)  94.20% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Transaction Summary
Class M-7 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 or Class M-6 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date;
(viii)  the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date; over
 (b)the lesser of:
(i)  96.10% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Transaction Summary
Class M-8 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class M-7 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 or Class M-7 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date;
(viii)  the certificate principal balance of the Class M-7 Certificates after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date;
(ix)  the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date; over
 (b)the lesser of:
(i)  98.10% of the balance of the Mortgage Loans as of the last day of the related due period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Transaction Summary
Class M-9 Principal Distribution Amount:
As to any Distribution Date on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates have been reduced to zero and a Delinquency Event is in effect, or (y) if any Class A, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7 or Class M-8 Certificates are outstanding and a Delinquency Event is not in effect, the excess of:
(a)the sum of:
(i)  the aggregate certificate principal balance of the Class A Certificates, after taking into account distributions of the Senior Principal Distribution Amount for the applicable Distribution Date,
(ii)  the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date,
(iii)  the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date,
(iv)  the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date,
(v)  the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date,
(vi)  the certificate principal balance of the Class M-5 Certificates after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date;
(vii)  the certificate principal balance of the Class M-6 Certificates after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date;
(viii)  the certificate principal balance of the Class M-7 Certificates after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date;
(ix)  the certificate principal balance of the Class M-8 Certificates after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date;
(x)  the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date; over
 (b)the lesser of:
(i)  the balance of the Mortgage Loans as of the last day of the related due period after giving effect to unscheduled principal collections in the related prepayment period less the Subordination Required Overcollateralization Amount for that Distribution Date, and
(ii)  the principal balance of the Mortgage Loans as of the last day of the related Due Period after giving effect to unscheduled principal collections in the related prepayment period minus the OC Floor.

Optional Termination:
The terms of the transaction allow for termination of the Trust, which may be exercised once the aggregate principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Group I Net WAC Rate
Assumptions to Optional Termination

Period	NWC (1) (%)	NWC (2) (%)	Period	NWC (1) (%)	NWC (2) (%)	Period	NWC (1) (%)	NWC (2) (%)
1	N/A	N/A	36	10.10	12.34	71	10.44	16.12
2	9.16	23.71	37	10.10	11.79	72	10.10	15.60
3	8.86	23.32	38	10.44	12.19	73	10.10	15.60
4	9.16	23.20	39	10.10	11.79	74	10.44	16.12
5	8.86	22.80	40	10.44	12.20	75	10.10	15.60
6	8.86	22.56	41	10.10	12.73	76	10.44	16.12
7	9.47	22.61	42	10.10	12.76	77	10.10	15.60
8	8.86	22.07	43	11.19	14.13	78	10.10	15.60
9	9.16	21.99	44	10.10	12.76	79	11.19	17.27
10	8.86	21.60	45	10.44	13.19	80	10.10	15.60
11	9.16	21.53	46	10.10	12.78	81	10.44	16.12
12	8.86	21.15	47	10.44	14.16	82	10.10	15.60
13	8.86	20.93	48	10.10	13.73	83	10.44	16.12
14	9.16	20.88	49	10.10	13.73	84	10.10	15.60
15	8.86	20.51	50	10.44	14.19	85	10.10	15.60
16	9.16	20.46	51	10.10	13.73	86	10.44	16.12
17	8.86	20.09	52	10.44	14.19	87	10.10	15.60
18	8.86	19.89	53	10.10	14.65	88	10.44	16.12
19	9.81	20.26	54	10.10	14.68	89	10.10	15.60
20	8.86	19.50	55	10.80	15.69	90	10.10	15.60
21	9.16	19.49	56	10.10	14.68	91	11.19	17.27
22	8.88	19.03	57	10.44	15.17	92	10.10	15.60
23	9.18	19.03	58	10.10	14.68	93	10.44	16.12
24	8.88	18.63	59	10.44	16.09	94	10.10	15.60
25	8.88	18.44	60	10.10	15.60	95	10.44	16.12
26	9.18	18.46	61	10.10	15.60	96	10.10	15.60
27	8.88	18.11	62	10.44	16.12	97	10.10	15.60
28	9.18	18.15	63	10.10	15.60	98	10.44	16.12
29	8.88	17.79	64	10.44	16.12	99	10.10	15.60
30	8.88	17.64	65	10.10	15.60	100	10.44	16.12
31	9.83	18.13	66	10.10	15.60	101	10.10	15.60
32	8.88	17.33	67	11.19	17.27	102	10.10	15.60
33	9.18	17.38	68	10.10	15.60	103	10.80	16.68
34	8.88	16.93	69	10.44	16.12	104	10.10	15.60
35	10.40	14.31	70	10.10	15.60

(1)	Assumes 1m LIBOR and 6m LIBOR remain constant at 5.5000% and 5.3731%, respectively and running at pricing speed to call.
(2)	Assumes 1m LIBOR and 6m LIBOR increase to a rate of 20.00% after the first period and payments are received from the related swap agreement.

WEIGHTED AVERAGE LIFE TABLES

Class AV-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	2.14	1.00	0.60	0.40
Principal Window	1	1	1	1
Principal Window End	60	28	17	12

Class AV-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	2.14	1.00	0.60	0.40
Principal Window	1	1	1	1
Principal Window End	60	28	17	12

Class AV-2 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.36	3.00	1.82	1.21
Principal Window	60	28	17	12
Principal Window End	97	46	28	19

Class AV-2 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	6.36	3.00	1.82	1.21
Principal Window	60	28	17	12
Principal Window End	97	46	28	19

Class AV-3 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	12.57	6.19	4.12	2.31
Principal Window	97	46	28	19
Principal Window End	197	104	67	34

Class AV-3 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	13.63	6.75	4.42	2.31
Principal Window	97	46	28	19
Principal Window End	336	225	148	34

WEIGHTED AVERAGE LIFE TABLES

Class AF-1 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.79	1.00	0.72	0.58
Principal Window	1	1	1	1
Principal Window End	44	23	16	13

Class AF-1 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	1.79	1.00	0.72	0.58
Principal Window	1	1	1	1
Principal Window End	44	23	16	13

WEIGHTED AVERAGE LIFE TABLES

Class M-4 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.03	5.72	4.17	3.88
Principal Window	66	37	42	46
Principal Window End	197	104	67	48

Class M-4 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.86	6.29	4.54	4.13
Principal Window	66	37	42	46
Principal Window End	294	172	112	79

Class M-5 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.03	5.72	4.13	3.72
Principal Window	66	37	41	43
Principal Window End	197	104	67	48

Class M-5 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.84	6.27	4.48	3.96
Principal Window	66	37	41	43
Principal Window End	290	168	110	77

Class M-6 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.03	5.72	4.09	3.59
Principal Window	66	37	40	42
Principal Window End	197	104	67	48

Class M-6 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.81	6.24	4.44	3.83
Principal Window	66	37	40	42
Principal Window End	282	162	105	74

WEIGHTED AVERAGE LIFE TABLES

Class M-7 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.03	5.72	4.06	3.52
Principal Window	66	37	40	41
Principal Window End	197	104	67	48

Class M-7 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.78	6.22	4.38	3.74
Principal Window	66	37	40	41
Principal Window End	276	157	102	72

Class M-8 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.03	5.72	4.05	3.45
Principal Window	66	37	39	40
Principal Window End	197	104	67	48

Class M-8 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.75	6.19	4.36	3.66
Principal Window	66	37	39	40
Principal Window End	270	153	99	70

Class M-9 To Call
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.03	5.72	4.02	3.39
Principal Window	66	37	39	39
Principal Window End	197	104	67	48

Class M-9 To Maturity
	50 PPC	100 PPC	150 PPC	200 PPC
WAL (yrs)	11.70	6.16	4.30	3.59
Principal Window	66	37	39	39
Principal Window End	262	147	95	67

DESCRIPTION OF THE COLLATERAL

TOTAL MORTGAGE LOANS
As of August 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	799,545,773.13	22,000.00	989,334.38
Average Scheduled Principal Balance	180,974.60
Number of Mortgage Loans	4,418

Weighted Average Gross Coupon	9.097%	6.240%	13.490%
Non Zero Weighted Average FICO Score	617	428	877
Weighted Average Combined Original LTV	76.77%	9.43%	100.00%

Weighted Average Original Term	342 months	60 months	360 months
Weighted Average Stated Remaining Term	341 months	58 months	360 months
Weighted Average Seasoning	2 months	0 months	4 months

Weighted Average Gross Margin	5.576%	3.690%	7.590%
Weighted Average Minimum Interest Rate	9.630%	7.690%	11.920%
Weighted Average Maximum Interest Rate	16.630%	14.690%	18.920%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	34 months	21 months	36 months

Maturity Date		6/1/2012	8/1/2037
Maximum Zip Code Concentration	0.84%	11236

ARM	3.86%	Cash Out Refinance	52.82%
Fixed Rate	96.14%	Debt Consolidation	35.10%
		Purchase	2.85%
2/28 ARMs	0.06%	Rate/Term Refinance	9.22%
3/27 ARMs	3.80%
Fixed Rate	51.16%	Condominium	2.98%
Stepped Fixed Rate	44.98%	Five-to-Eight Family	0.72%
		Mixed-Use	0.87%
Not Interest Only	100.00%	Single Family	78.36%
		Two-to-Four Family	17.08%
No Prepay Penalty	35.77%
Prepay Penalty: 12 months	24.31%	Non-owner	6.28%
Prepay Penalty: 18 months	0.03%	Primary	93.72%
Prepay Penalty: 24 months	0.86%
Prepay Penalty: 30 months	1.07%	Top 5 States:
Prepay Penalty: 36 months	37.97%	New York	21.27%
		Florida	11.79%
First Lien	98.80%	Illinois	7.92%
Second Lien	1.20%	New Jersey	7.85%
		Pennsylvania	5.67%
Full Income Verification	70.17%
Limited Income Verification	8.25%
No Income Verification	17.62%
Stated Income	3.96%

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Debt-to-Income Ratios (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
N/A	3	736,419.72	0.09%	7.282%	358	51.10%	679
0.01 - 20.00	135	22,688,211.10	2.84	9.127	339	70.17	633
20.01 - 25.00	196	24,480,243.65	3.06	9.095	331	72.46	621
25.01 - 30.00	324	45,788,175.64	5.73	9.085	325	71.98	621
30.01 - 35.00	471	76,757,580.97	9.60	9.062	334	73.15	622
35.01 - 40.00	570	97,574,750.19	12.20	9.136	341	76.30	616
40.01 - 45.00	668	127,045,533.97	15.89	9.160	340	77.88	620
45.01 - 50.00	1,216	235,304,532.94	29.43	9.181	344	81.79	619
50.01 - 55.00	835	169,170,324.96	21.16	8.933	346	73.80	607
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Principal Balances ($)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 50,000.00	114	5,508,294.30	0.69%	10.475%	303	58.75%	605
50,000.01 - 100,000.00	1,183	90,346,840.78	11.30	9.753	318	68.81	606
100,000.01 - 150,000.00	1,091	136,823,004.94	17.11	9.418	328	73.69	609
150,000.01 - 200,000.00	656	113,858,057.14	14.24	9.218	339	74.89	610
200,000.01 - 250,000.00	424	94,961,444.31	11.88	9.091	345	77.43	619
250,000.01 - 300,000.00	290	79,862,166.12	9.99	8.865	349	76.98	623
300,000.01 - 350,000.00	196	63,629,053.40	7.96	8.926	351	79.10	624
350,000.01 - 400,000.00	148	55,156,546.31	6.90	8.854	353	80.03	623
400,000.01 - 450,000.00	101	43,209,207.89	5.40	8.756	353	82.29	628
450,000.01 - 500,000.00	97	46,413,103.30	5.80	8.706	349	82.23	620
500,000.01 - 550,000.00	46	24,082,331.10	3.01	8.368	354	85.17	628
550,000.01 - 600,000.00	32	18,355,035.45	2.30	8.295	357	83.99	640
600,000.01 - 650,000.00	21	13,234,130.03	1.66	8.827	355	86.33	632
650,000.01 - 700,000.00	8	5,466,785.86	0.68	8.494	358	87.79	628
700,000.01 - 750,000.00	7	5,087,960.23	0.64	7.741	358	84.85	634
750,000.01 - 800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01 - 850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01 - 950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01 - 1,000,000.00	1	989,334.38	0.12	7.990	359	68.75	604
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Current Principal Balances ($)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 50,000.00	115	5,556,991.05	0.70%	10.457%	301	58.64%	605
50,000.01 - 100,000.00	1,183	90,397,870.83	11.31	9.753	318	68.84	606
100,000.01 - 150,000.00	1,092	137,022,779.76	17.14	9.416	327	73.68	609
150,000.01 - 200,000.00	654	113,558,555.52	14.20	9.219	339	74.90	610
200,000.01 - 250,000.00	425	95,211,072.39	11.91	9.086	345	77.41	619
250,000.01 - 300,000.00	289	79,612,538.03	9.96	8.871	349	77.00	623
300,000.01 - 350,000.00	196	63,629,053.40	7.96	8.926	351	79.10	624
350,000.01 - 400,000.00	148	55,156,546.31	6.90	8.854	353	80.03	623
400,000.01 - 450,000.00	101	43,209,207.89	5.40	8.756	353	82.29	628
450,000.01 - 500,000.00	97	46,413,103.30	5.80	8.706	349	82.23	620
500,000.01 - 550,000.00	46	24,082,331.10	3.01	8.368	354	85.17	628
550,000.01 - 600,000.00	32	18,355,035.45	2.30	8.295	357	83.99	640
600,000.01 - 650,000.00	21	13,234,130.03	1.66	8.827	355	86.33	632
650,000.01 - 700,000.00	8	5,466,785.86	0.68	8.494	358	87.79	628
700,000.01 - 750,000.00	7	5,087,960.23	0.64	7.741	358	84.85	634
750,000.01 - 800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01 - 850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01 - 950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01 - 1,000,000.00	1	989,334.38	0.12	7.990	359	68.75	604
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Current Loan Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
6.000 - 6.499	55	11,945,210.64	1.49%	6.397%	330	66.52%	696
6.500 - 6.999	214	48,807,983.06	6.10	6.807	328	68.31	677
7.000 - 7.499	194	43,853,499.76	5.48	7.314	333	73.45	647
7.500 - 7.999	447	91,454,771.39	11.44	7.805	328	73.41	651
8.000 - 8.499	352	75,625,756.66	9.46	8.305	343	76.37	626
8.500 - 8.999	576	118,676,511.57	14.84	8.810	343	79.93	627
9.000 - 9.499	446	87,958,379.74	11.00	9.294	346	81.09	616
9.500 - 9.999	722	125,246,864.68	15.66	9.798	343	80.80	603
10.000 - 10.499	484	79,406,749.91	9.93	10.281	348	76.81	580
10.500 - 10.999	461	66,501,544.85	8.32	10.768	346	77.05	578
11.000 - 11.499	213	25,023,860.87	3.13	11.245	348	72.85	564
11.500 - 11.999	184	18,803,163.27	2.35	11.760	344	70.63	555
12.000 - 12.499	53	5,164,940.17	0.65	12.202	346	67.83	561
12.500 - 12.999	11	706,275.47	0.09	12.767	331	74.41	597
13.000 - 13.499	6	370,261.09	0.05	13.243	294	74.31	585
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Term to Stated Maturity (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
1-60	7	406,125.11	0.05%	8.398%	59	41.85%	689
61 - 120	58	5,106,964.57	0.64	8.368	107	59.87	673
121 - 180	315	36,633,732.67	4.58	8.385	168	70.09	655
181 - 240	149	18,095,889.94	2.26	9.399	227	75.82	634
241 - 300	164	25,137,954.82	3.14	9.106	277	78.13	643
301 - 360	3,725	714,165,106.02	89.32	9.131	357	77.23	614
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Remaining Term to Stated Maturity (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
1-60	7	406,125.11	0.05%	8.398%	59	41.85%	689
61 - 120	58	5,106,964.57	0.64	8.368	107	59.87	673
121 - 180	315	36,633,732.67	4.58	8.385	168	70.09	655
181 - 240	149	18,095,889.94	2.26	9.399	227	75.82	634
241 - 300	164	25,137,954.82	3.14	9.106	277	78.13	643
301 - 360	3,725	714,165,106.02	89.32	9.131	357	77.23	614
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Months Since Origination (months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0	380	51,925,859.70	6.49%	8.992%	318	62.89%	636
1	1,812	314,333,384.57	39.31	9.235	341	75.16	614
2	1,869	357,072,556.74	44.66	8.970	343	77.61	616
3	354	75,488,603.00	9.44	9.194	346	89.00	620
4	3	725,369.12	0.09	9.310	351	82.26	651
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Gross Margins (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
3.500 - 3.999	4	592,837.23	1.92%	7.904%	358	80.39%	603
4.000 - 4.499	11	3,517,784.35	11.39	8.457	358	78.78	616
4.500 - 4.999	21	4,727,623.16	15.31	8.862	358	82.15	647
5.000 - 5.499	35	6,457,100.09	20.91	9.387	358	77.01	615
5.500 - 5.999	37	6,409,245.25	20.76	9.883	358	76.50	593
6.000 - 6.499	30	4,623,563.33	14.97	10.370	358	75.75	566
6.500 - 6.999	21	2,823,310.56	9.14	10.539	358	77.08	560
7.000 - 7.499	13	1,661,767.66	5.38	11.193	359	69.31	535
7.500 - 7.999	1	64,979.86	0.21	11.640	359	65.00	525
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Minimum Interest Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
7.500 – 7.999	3	410,458.69	1.33%	7.844%	357	78.39%	604
8.000 – 8.499	10	3,131,817.41	10.14	8.368	358	78.05	612
8.500 – 8.999	24	5,759,698.35	18.65	8.844	358	82.23	646
9.000 – 9.499	29	5,551,837.70	17.98	9.354	358	78.29	613
9.500 – 9.999	38	6,496,903.17	21.04	9.778	358	77.16	602
10.000 – 10.499	29	4,760,777.20	15.42	10.283	358	75.73	571
10.500 – 10.999	23	2,664,361.63	8.63	10.801	358	74.56	545
11.000 – 11.499	15	1,855,430.48	6.01	11.250	359	68.16	532
11.500 – 11.999	2	246,926.86	0.80	11.846	359	65.00	512
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Maximum Interest Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
14.500 - 14.999	3	410,458.69	1.33%	7.844%	357	78.39%	604
15.000 - 15.499	10	3,131,817.41	10.14	8.368	358	78.05	612
15.500 - 15.999	24	5,759,698.35	18.65	8.844	358	82.23	646
16.000 - 16.499	29	5,551,837.70	17.98	9.354	358	78.29	613
16.500 - 16.999	38	6,496,903.17	21.04	9.778	358	77.16	602
17.000 - 17.499	29	4,760,777.20	15.42	10.283	358	75.73	571
17.500 - 17.999	23	2,664,361.63	8.63	10.801	358	74.56	545
18.000 - 18.499	15	1,855,430.48	6.01	11.250	359	68.16	532
18.500 - 18.999	2	246,926.86	0.80	11.846	359	65.00	512
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Combined Loan-To-Value (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 49.99	414	50,490,026.71	6.31%	8.823%	323	39.53%	624
50.00 - 54.99	203	29,998,167.79	3.75	8.783	329	52.58	609
55.00 - 59.99	217	30,897,274.78	3.86	8.963	333	57.42	599
60.00 - 64.99	301	45,764,925.98	5.72	8.975	333	62.05	601
65.00 - 69.99	366	64,547,720.86	8.07	8.874	339	66.77	606
70.00 - 74.99	429	79,335,615.92	9.92	9.202	345	71.52	597
75.00 - 79.99	496	87,106,134.13	10.89	9.133	343	76.14	602
80.00 - 84.99	678	125,858,576.98	15.74	8.989	343	80.61	607
85.00 - 89.99	358	74,643,227.67	9.34	9.025	346	85.89	619
90.00 - 94.99	397	81,852,057.61	10.24	9.161	348	90.80	637
95.00 - 99.99	286	66,984,403.51	8.38	9.433	346	95.32	638
100.00	273	62,067,641.20	7.76	9.530	339	100.00	666
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Occupancy Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Primary	4,146	749,344,276.82	93.72%	9.065%	340	77.09%	615
Non - owner	272	50,201,496.32	6.28	9.579	350	72.08	644
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Property Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Single Family	3,766	626,501,037.98	78.36%	9.151%	338	77.01%	616
Two-to-Four Family	469	136,541,508.61	17.08	8.727	355	76.47	617
Condominium	134	23,846,642.89	2.98	9.010	332	79.49	636
Mixed Use	28	6,918,656.48	0.87	10.598	355	63.07	641
Five-to-Eight Family	21	5,737,927.18	0.72	10.556	349	63.50	662
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Loan Purpose	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Cash Out Refinance	2,419	422,328,153.55	52.82%	9.079%	342	73.10%	613
Debt Consolidation	1,440	280,675,723.32	35.10	9.090	337	81.17	621
Rate/Term Refinance	427	73,737,789.51	9.22	9.015	341	79.96	625
Purchase	132	22,804,106.75	2.85	9.788	358	80.24	623
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Documentation Program	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Full Income Verification	3,330	561,008,785.47	70.17%	9.012%	337	76.97%	614
No Income Verification	601	140,903,668.36	17.62	9.406	346	77.69	627
Limited Income Verification	336	65,941,331.00	8.25	9.194	352	74.31	614
Stated Income	151	31,691,988.31	3.96	9.017	353	74.40	642
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Loan Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
2/28 ARM	2	483,326.38	0.06%	10.610%	357	80.16%	539
3/27 ARM	171	30,394,885.11	3.80	9.614	358	77.29	600
Fixed Rate	4,245	768,667,561.64	96.14	9.075	340	76.75	618
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
States	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
New York	586	170,023,452.60	21.27%	8.470%	350	75.06%	622
Florida	548	94,280,422.51	11.79	9.136	342	75.02	610
Illinois	324	63,315,337.65	7.92	9.272	344	81.32	612
New Jersey	262	62,756,064.74	7.85	9.306	346	75.48	615
Pennsylvania	359	45,354,321.29	5.67	9.313	334	75.94	609
Maryland	238	44,840,474.27	5.61	8.991	347	74.96	610
Virginia	233	35,833,190.83	4.48	9.230	335	75.56	616
Georgia	203	29,046,802.89	3.63	9.758	323	83.49	628
North Carolina	204	26,851,509.29	3.36	9.930	326	81.64	621
California	89	24,878,874.62	3.11	8.632	343	75.44	633
Massachusetts	102	22,471,785.13	2.81	9.108	345	72.31	626
Connecticut	73	15,161,413.54	1.90	9.065	349	73.17	610
South Carolina	102	14,626,622.83	1.83	9.827	328	79.28	611
Arizona	86	14,565,380.21	1.82	8.371	338	77.78	635
Texas	110	13,866,065.00	1.73	9.530	326	75.46	586
Wisconsin	115	13,767,329.24	1.72	9.662	318	80.99	618
Washington	61	11,543,444.17	1.44	8.657	340	79.93	638
Ohio	96	9,782,358.97	1.22	10.043	336	82.23	608
Delaware	44	8,394,483.43	1.05	8.801	339	82.48	634
Missouri	68	6,999,995.86	0.88	9.703	326	81.29	613
Nevada	37	6,997,957.07	0.88	8.419	347	77.55	618
Louisiana	50	6,319,274.29	0.79	9.551	346	79.77	594
Minnesota	39	5,827,338.21	0.73	9.264	320	77.96	647
Colorado	35	5,717,387.46	0.72	9.110	334	82.21	648
New Mexico	37	5,385,169.68	0.67	9.577	316	77.61	628
Michigan	60	5,250,635.98	0.66	9.991	353	80.11	606
New Hampshire	33	4,881,144.01	0.61	8.890	320	71.39	633
Vermont	31	4,615,695.99	0.58	9.656	310	75.14	643
Rhode Island	21	4,406,311.87	0.55	9.547	356	75.25	615
Oregon	22	3,938,742.67	0.49	8.020	344	70.85	625
Maine	23	3,195,991.89	0.40	9.571	356	72.18	592
Tennessee	26	2,761,542.03	0.35	9.826	328	76.60	607
Indiana	22	2,673,450.91	0.33	10.326	358	81.02	607
Alabama	24	2,504,566.89	0.31	10.507	345	77.36	585
Wyoming	16	1,875,249.54	0.23	9.072	266	80.62	621
Oklahoma	13	1,662,796.43	0.21	9.305	334	86.79	622
Kentucky	10	862,652.40	0.11	9.889	337	70.79	611
Arkansas	4	754,389.54	0.09	9.492	359	70.34	666
Kansas	5	633,534.83	0.08	10.979	316	76.41	582
District of Columbia	3	433,000.00	0.05	9.393	360	34.16	567
Utah	1	255,790.74	0.03	10.390	358	80.00	614
Idaho	1	125,505.70	0.02	10.940	238	85.00	551
Nebraska	2	108,315.92	0.01	9.432	268	60.28	693
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Original Prepayment Penalty Term (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
None	1,652	286,011,209.50	35.77%	9.487%	340	77.59%	613
12	716	194,338,407.93	24.31	8.662	350	76.07	617
18	1	230,493.41	0.03	10.840	346	100.00	628
24	45	6,839,899.44	0.86	9.668	347	80.70	607
30	43	8,561,680.94	1.07	9.615	336	80.61	612
36	1,961	303,564,081.91	37.97	8.979	336	76.23	621
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Credit Scores	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
None	11	1,117,223.39	0.14%	10.035%	359	71.21%	N/A
425 - 449	2	201,428.42	0.03	11.017	359	53.90	441
450 - 474	16	1,674,678.39	0.21	10.759	336	55.48	466
475 - 499	60	8,322,658.47	1.04	10.306	351	59.43	490
500 - 524	285	43,942,524.07	5.50	10.501	352	68.04	512
525 - 549	449	67,516,348.07	8.44	10.238	348	70.87	536
550 - 574	513	82,407,055.04	10.31	9.727	349	72.41	561
575 - 599	595	106,213,500.03	13.28	9.246	345	76.36	588
600 - 624	657	132,642,981.31	16.59	8.805	344	77.45	612
625 - 649	689	136,318,156.28	17.05	8.802	341	81.48	637
650 - 674	429	86,502,426.79	10.82	8.663	337	81.17	661
675 - 699	316	62,368,580.11	7.80	8.594	335	80.56	685
700+	396	70,318,212.77	8.79	8.060	312	77.17	747
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Lien Status	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
First Lien	4,299	789,963,074.39	98.80%	9.077%	341	76.79%	617
Second Lien	119	9,582,698.74	1.20	10.746	295	75.19	640
Total:	4,418	799,545,773.13	100.00%	9.097%	341	76.77%	617

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Initial Periodic Cap (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
3.000	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Subsequent Periodic Cap (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
1.000	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Next Rate Adjustment Date	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
5/1/2009	2	483,326.38	1.57%	10.610%	357	80.16%	539
5/1/2010	25	4,463,338.67	14.45	9.220	357	84.42	628
6/1/2010	75	15,136,964.72	49.02	9.506	358	77.46	601
7/1/2010	65	10,048,381.73	32.54	9.948	359	74.69	584
8/1/2010	6	746,200.00	2.42	9.665	360	66.22	603
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

GROUP 1 MORTGAGE LOANS
As of August 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	30,878,211.49	50,006.84	649,174.96
Average Scheduled Principal Balance	178,486.77
Number of Mortgage Loans	173

Weighted Average Gross Coupon	9.630%	7.690%	11.920%
Non Zero Weighted Average FICO Score	599	428	747
Weighted Average Combined Original LTV	77.33%	19.57%	100.00%

Weighted Average Original Term	360 months	360 months	360 months
Weighted Average Stated Remaining Term	358 months	357 months	360 months
Weighted Average Seasoning	2 months	0 months	3 months

Weighted Average Gross Margin	5.576%	3.690%	7.590%
Weighted Average Minimum Interest Rate	9.630%	7.690%	11.920%
Weighted Average Maximum Interest Rate	16.630%	14.690%	18.920%
Weighted Average Initial Rate Cap	3.000%	3.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Months to Roll	34 months	21 months	36 months

Maturity Date		5/1/2037	8/1/2037
Maximum Zip Code Concentration	2.10%	33901

ARM	100.00%	Cash Out Refinance	64.94%
		Debt Consolidation	16.79%
2/28 ARMs	1.57%	Purchase	11.15%
3/27 ARMs	98.43%	Rate/Term Refinance	7.12%

Not Interest Only	100.00%	Condominium	7.21%
		Single Family	72.90%
No Prepay Penalty	50.41%	Two-to-Four Family	19.89%
Prepay Penalty: 12 months	8.02%
Prepay Penalty: 24 months	4.27%	Non-owner	21.94%
Prepay Penalty: 30 months	1.29%	Primary	78.06%
Prepay Penalty: 36 months	36.01%

First Lien	100.00%	Top 5 States:
		Florida	23.73%
Full Income Verification	51.77%	New Jersey	14.44%
Limited Income Verification	11.11%	Maryland	6.22%
No Income Verification	29.76%	Illinois	5.39%
Stated Income	7.35%	Massachusetts	5.01%

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Debt-to-Income Ratios (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 20.00	7	1,574,538.49	5.10%	8.838%	358	85.56%	617
20.01 - 25.00	7	620,800.83	2.01	9.591	359	71.39	614
25.01 - 30.00	15	2,121,011.48	6.87	9.843	358	71.65	591
30.01 - 35.00	15	2,111,791.57	6.84	9.556	358	70.17	620
35.01 - 40.00	20	3,687,274.96	11.94	9.641	358	77.19	598
40.01 - 45.00	35	7,341,544.12	23.78	9.686	358	80.62	615
45.01 - 50.00	45	7,959,432.01	25.78	9.659	358	77.43	581
50.01 - 55.00	29	5,461,818.03	17.69	9.682	358	76.15	591
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Principal Balances ($)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
50,000.01 - 100,000.00	45	3,332,659.09	10.79%	10.217%	358	73.76%	572
100,000.01 - 150,000.00	44	5,586,903.09	18.09	9.867	358	73.54	591
150,000.01 - 200,000.00	33	5,673,967.45	18.38	9.708	358	76.77	578
200,000.01 - 250,000.00	15	3,364,825.69	10.90	9.637	359	76.53	583
250,000.01 - 300,000.00	16	4,494,223.42	14.55	9.577	358	77.28	612
300,000.01 - 350,000.00	5	1,626,455.92	5.27	9.445	358	77.41	617
350,000.01 - 400,000.00	6	2,277,374.22	7.38	9.355	358	84.83	633
400,000.01 - 450,000.00	3	1,243,469.15	4.03	9.807	358	93.36	676
450,000.01 - 500,000.00	3	1,429,639.44	4.63	8.819	358	76.44	627
550,000.01 - 600,000.00	1	559,652.99	1.81	8.390	359	82.35	611
600,000.01 - 650,000.00	2	1,289,041.04	4.17	8.886	358	77.82	584
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Current Principal Balances ($)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
50,000.01 - 100,000.00	45	3,332,659.09	10.79%	10.217%	358	73.76%	572
100,000.01 - 150,000.00	44	5,586,903.09	18.09	9.867	358	73.54	591
150,000.01 - 200,000.00	33	5,673,967.45	18.38	9.708	358	76.77	578
200,000.01 - 250,000.00	15	3,364,825.69	10.90	9.637	359	76.53	583
250,000.01 - 300,000.00	16	4,494,223.42	14.55	9.577	358	77.28	612
300,000.01 - 350,000.00	5	1,626,455.92	5.27	9.445	358	77.41	617
350,000.01 - 400,000.00	6	2,277,374.22	7.38	9.355	358	84.83	633
400,000.01 - 450,000.00	3	1,243,469.15	4.03	9.807	358	93.36	676
450,000.01 - 500,000.00	3	1,429,639.44	4.63	8.819	358	76.44	627
550,000.01 - 600,000.00	1	559,652.99	1.81	8.390	359	82.35	611
600,000.01 - 650,000.00	2	1,289,041.04	4.17	8.886	358	77.82	584
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Current Loan Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
7.500 – 7.999	3	410,458.69	1.33%	7.844%	357	78.39%	604
8.000 – 8.499	10	3,131,817.41	10.14	8.368	358	78.05	612
8.500 – 8.999	24	5,759,698.35	18.65	8.844	358	82.23	646
9.000 – 9.499	29	5,551,837.70	17.98	9.354	358	78.29	613
9.500 – 9.999	38	6,496,903.17	21.04	9.778	358	77.16	602
10.000 – 10.499	29	4,760,777.20	15.42	10.283	358	75.73	571
10.500 – 10.999	23	2,664,361.63	8.63	10.801	358	74.56	545
11.000 – 11.499	15	1,855,430.48	6.01	11.250	359	68.16	532
11.500 – 11.999	2	246,926.86	0.80	11.846	359	65.00	512
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Term to Stated Maturity (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
301 – 360	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Remaining Term to Stated Maturity (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
301 – 360	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Months Since Origination	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0	6	746,200.00	2.42%	9.665%	360	66.22%	603
1	65	10,048,381.73	32.54	9.948	359	74.69	584
2	75	15,136,964.72	49.02	9.506	358	77.46	601
3	27	4,946,665.05	16.02	9.356	357	84.00	619
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Gross Margins (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
3.500 - 3.999	4	592,837.23	1.92%	7.904%	358	80.39%	603
4.000 - 4.499	11	3,517,784.35	11.39	8.457	358	78.78	616
4.500 - 4.999	21	4,727,623.16	15.31	8.862	358	82.15	647
5.000 - 5.499	35	6,457,100.09	20.91	9.387	358	77.01	615
5.500 - 5.999	37	6,409,245.25	20.76	9.883	358	76.50	593
6.000 - 6.499	30	4,623,563.33	14.97	10.370	358	75.75	566
6.500 - 6.999	21	2,823,310.56	9.14	10.539	358	77.08	560
7.000 - 7.499	13	1,661,767.66	5.38	11.193	359	69.31	535
7.500 - 7.999	1	64,979.86	0.21	11.640	359	65.00	525
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Minimum Interest Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
7.500 - 7.999	3	410,458.69	1.33%	7.844%	357	78.39%	604
8.000 - 8.499	10	3,131,817.41	10.14	8.368	358	78.05	612
8.500 - 8.999	24	5,759,698.35	18.65	8.844	358	82.23	646
9.000 - 9.499	29	5,551,837.70	17.98	9.354	358	78.29	613
9.500 - 9.999	38	6,496,903.17	21.04	9.778	358	77.16	602
10.000 - 10.499	29	4,760,777.20	15.42	10.283	358	75.73	571
10.500 - 10.999	23	2,664,361.63	8.63	10.801	358	74.56	545
11.000 - 11.499	15	1,855,430.48	6.01	11.250	359	68.16	532
11.500 - 11.999	2	246,926.86	0.80	11.846	359	65.00	512
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Maximum Interest Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
14.500 - 14.999	3	410,458.69	1.33%	7.844%	357	78.39%	604
15.000 - 15.499	10	3,131,817.41	10.14	8.368	358	78.05	612
15.500 - 15.999	24	5,759,698.35	18.65	8.844	358	82.23	646
16.000 - 16.499	29	5,551,837.70	17.98	9.354	358	78.29	613
16.500 - 16.999	38	6,496,903.17	21.04	9.778	358	77.16	602
17.000 - 17.499	29	4,760,777.20	15.42	10.283	358	75.73	571
17.500 - 17.999	23	2,664,361.63	8.63	10.801	358	74.56	545
18.000 - 18.499	15	1,855,430.48	6.01	11.250	359	68.16	532
18.500 - 18.999	2	246,926.86	0.80	11.846	359	65.00	512
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Combined Loan-To-Value (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 49.99	9	1,144,106.84	3.71%	10.057%	359	39.26%	552
50.00 – 54.99	5	738,449.73	2.39	10.104	358	51.38	522
55.00 – 59.99	4	755,407.99	2.45	9.973	358	56.69	561
60.00 – 64.99	3	515,748.76	1.67	9.279	358	61.09	571
65.00 – 69.99	16	2,276,230.54	7.37	10.050	358	66.30	559
70.00 – 74.99	20	3,640,738.59	11.79	9.855	358	71.17	572
75.00 – 79.99	26	3,773,354.34	12.22	9.886	358	75.23	571
80.00 – 84.99	48	9,170,709.38	29.70	9.382	358	80.34	616
85.00 – 89.99	12	2,969,309.68	9.62	9.333	358	85.12	610
90.00 – 94.99	20	3,917,443.05	12.69	9.370	358	90.37	642
95.00 – 99.99	5	868,878.20	2.81	10.119	358	95.00	629
100.00	5	1,107,834.41	3.59	9.705	358	100.00	651
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Occupancy Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Primary	135	24,103,537.75	78.06%	9.679%	358	77.25%	587
Non-owner	38	6,774,673.74	21.94	9.453	358	77.64	640
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Property Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Single Family	137	22,510,536.98	72.90%	9.645%	358	78.03%	595
Two-to-Four Family	26	6,141,230.22	19.89	9.492	358	76.46	623
Condominium	10	2,226,444.29	7.21	9.861	358	72.76	572
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Loan Purpose	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Cash Out Refinance	117	20,052,652.61	64.94%	9.699%	358	75.40%	587
Debt Consolidation	25	5,184,650.47	16.79	9.298	358	80.63	627
Purchase	21	3,442,476.72	11.15	9.788	358	83.93	616
Rate/Term Refinance	10	2,198,431.68	7.12	9.535	358	76.90	615
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Documentation Program	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Full Income Verification	103	15,986,708.07	51.77%	9.694%	358	78.88%	577
No Income Verification	40	9,190,607.70	29.76	9.565	358	76.39	629
Limited Income Verification	19	3,431,418.97	11.11	9.679	358	73.11	594
Stated Income	11	2,269,476.74	7.35	9.366	358	76.66	634
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Loan Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
2/28 ARM	2	483,326.38	1.57%	10.610%	357	80.16%	539
3/27 ARM	171	30,394,885.11	98.43	9.614	358	77.29	600
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
States	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Florida	36	7,328,602.07	23.73%	9.321%	358	76.85%	596
New Jersey	17	4,458,609.20	14.44	9.809	358	75.67	596
Maryland	11	1,919,149.19	6.22	9.443	359	78.94	584
Illinois	11	1,663,093.34	5.39	9.659	358	85.20	646
Massachusetts	5	1,545,884.51	5.01	9.100	358	80.00	644
Connecticut	8	1,493,123.08	4.84	9.731	359	67.18	586
Virginia	9	1,306,468.87	4.23	9.353	358	70.59	589
New York	4	1,248,985.40	4.04	9.112	358	74.55	645
Wisconsin	10	1,207,682.18	3.91	10.229	358	81.80	576
Maine	5	1,103,506.97	3.57	9.760	358	70.34	609
Texas	7	935,167.58	3.03	11.003	358	77.75	568
Pennsylvania	8	869,501.05	2.82	9.590	358	72.77	546
Rhode Island	3	813,711.37	2.64	9.468	357	80.04	618
Louisiana	5	685,870.72	2.22	9.910	358	81.93	563
Delaware	2	655,892.72	2.12	8.906	357	90.00	646
North Carolina	4	587,657.51	1.90	10.505	358	85.17	578
Georgia	3	520,628.94	1.69	10.211	359	75.66	552
Ohio	5	436,080.04	1.41	10.044	358	85.78	619
Michigan	6	401,613.02	1.30	10.043	359	73.61	567
New Hampshire	2	330,541.12	1.07	9.685	359	75.00	596
Indiana	3	239,806.33	0.78	10.085	358	80.00	593
Vermont	1	231,202.80	0.75	10.240	359	90.00	653
South Carolina	2	175,390.53	0.57	10.294	358	62.95	566
California	1	167,006.50	0.54	8.740	358	95.00	651
New Mexico	1	162,322.44	0.53	9.640	359	80.00	580
Alabama	2	147,875.16	0.48	10.686	358	87.70	574
Arizona	1	147,875.07	0.48	10.240	358	80.00	532
Missouri	1	94,963.76	0.31	10.690	359	65.52	540
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Original Prepayment Penalty Term (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
None	80	15,566,332.17	50.41%	9.731%	358	78.66%	601
12	10	2,475,888.85	8.02	9.496	358	73.83	598
24	8	1,318,345.40	4.27	9.934	357	82.59	591
30	2	398,463.28	1.29	10.536	358	81.26	569
36	73	11,119,181.79	36.01	9.449	358	75.49	598
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Credit Scores	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
None	1	183,924.32	0.60%	10.340%	359	80.00%	N/A
425 – 449	1	72,474.51	0.23	11.065	359	50.00	428
475 – 499	1	167,915.43	0.54	9.390	359	44.80	492
500 – 524	25	4,060,227.16	13.15	10.679	358	67.68	514
525 – 549	23	3,268,832.20	10.59	10.375	358	73.76	536
550 – 574	21	3,173,747.51	10.28	9.707	358	72.73	561
575 – 599	25	4,232,332.43	13.71	9.111	358	76.53	587
600 – 624	24	4,650,704.84	15.06	9.085	358	74.62	612
625 – 649	28	5,789,512.28	18.75	9.555	358	85.93	641
650 – 674	12	2,341,538.00	7.58	9.410	358	86.07	660
675 – 699	9	2,122,330.87	6.87	9.182	358	83.97	686
700+	3	814,671.94	2.64	9.008	358	82.49	736
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Lien Status	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
First Lien	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Initial Periodic Cap (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
3.000	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Subsequent Periodic Cap (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
1.000	173	30,878,211.49	100.00%	9.630%	358	77.33%	599
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Next Rate Adjustment Date	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
5/1/2009	2	483,326.38	1.57%	10.610%	357	80.16%	539
5/1/2010	25	4,463,338.67	14.45	9.220	357	84.42	628
6/1/2010	75	15,136,964.72	49.02	9.506	358	77.46	601
7/1/2010	65	10,048,381.73	32.54	9.948	359	74.69	584
8/1/2010	6	746,200.00	2.42	9.665	360	66.22	603
Total:	173	30,878,211.49	100.00%	9.630%	358	77.33%	599

GROUP 2 MORTGAGE LOANS
As of August 1, 2007

		Minimum	Maximum
Scheduled Principal Balance	768,667,561.64	22,000.00	989,334.38
Average Scheduled Principal Balance	181,075.99
Number of Mortgage Loans	4,245

Weighted Average Gross Coupon	9.075%	6.240%	13.490%
Non Zero Weighted Average FICO Score	618	449	877
Weighted Average Combined Original LTV	76.75%	9.43%	100.00%

Weighted Average Original Term	342 months	60 months	360 months
Weighted Average Stated Remaining Term	340 months	58 months	360 months
Weighted Average Seasoning	2 months	0 months	4 months

Maturity Date		6/1/2012	8/1/2037
Maximum Zip Code Concentration	0.87%	11236

Fixed Rate	100.00%	Cash Out Refinance	52.33%
		Debt Consolidation	35.84%
Fixed Rate	53.21%	Purchase	2.52%
Stepped Fixed Rate	46.79%	Rate/Term Refinance	9.31%

Not Interest Only	100.00%	Condominium	2.81%
		Five-to-Eight Family	0.75%
No Prepay Penalty	35.18%	Mixed-Use	0.90%
Prepay Penalty: 12 months	24.96%	Single Family	78.58%
Prepay Penalty: 18 months	0.03%	Two-to-Four Family	16.96%
Prepay Penalty: 24 months	0.72%
Prepay Penalty: 30 months	1.06%	Non-owner	5.65%
Prepay Penalty: 36 months	38.05%	Primary	94.35%

First Lien	98.75%	Top 5 States:
Second Lien	1.25%	New York	21.96%
		Florida	11.31%
Full Income Verification	70.90%	Illinois	8.02%
Limited Income Verification	8.13%	New Jersey	7.58%
No Income Verification	17.14%	Pennsylvania	5.79%
Stated Income	3.83%

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Debt-to-Income Ratios (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
N/A	3	736,419.72	0.10%	7.282%	358	51.10%	679
0.01 - 20.00	128	21,113,672.61	2.75	9.148	337	69.02	635
20.01 - 25.00	189	23,859,442.82	3.10	9.082	330	72.49	621
25.01 - 30.00	309	43,667,164.16	5.68	9.048	323	72.00	622
30.01 - 35.00	456	74,645,789.40	9.71	9.048	333	73.24	622
35.01 - 40.00	550	93,887,475.23	12.21	9.116	340	76.27	617
40.01 - 45.00	633	119,703,989.85	15.57	9.128	339	77.71	620
45.01 - 50.00	1,171	227,345,100.93	29.58	9.164	343	81.94	621
50.01 - 55.00	806	163,708,506.93	21.30	8.908	345	73.72	608
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Principal Balances ($)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 50,000.00	114	5,508,294.30	0.72%	10.475%	303	58.75%	605
50,000.01 - 100,000.00	1,138	87,014,181.69	11.32	9.736	316	68.63	608
100,000.01 - 150,000.00	1,047	131,236,101.84	17.07	9.398	326	73.69	610
150,000.01 - 200,000.00	623	108,184,089.69	14.07	9.192	338	74.80	612
200,000.01 - 250,000.00	409	91,596,618.62	11.92	9.071	344	77.46	621
250,000.01 - 300,000.00	274	75,367,942.70	9.81	8.822	348	76.96	623
300,000.01 - 350,000.00	191	62,002,597.48	8.07	8.912	351	79.14	624
350,000.01 - 400,000.00	142	52,879,172.09	6.88	8.832	353	79.83	622
400,000.01 - 450,000.00	98	41,965,738.74	5.46	8.725	353	81.96	627
450,000.01 - 500,000.00	94	44,983,463.87	5.85	8.702	349	82.42	620
500,000.01 - 550,000.00	46	24,082,331.10	3.13	8.368	354	85.17	628
550,000.01 - 600,000.00	31	17,795,382.45	2.32	8.292	357	84.04	641
600,000.01 - 650,000.00	19	11,945,088.99	1.55	8.820	355	87.24	637
650,000.01 - 700,000.00	8	5,466,785.86	0.71	8.494	358	87.79	628
700,000.01 - 750,000.00	7	5,087,960.23	0.66	7.741	358	84.85	634
750,000.01 - 800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01 - 850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01 - 950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01 - 1,000,000.00	1	989,334.38	0.13	7.990	359	68.75	604
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Current Principal Balances ($)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 50,000.00	115	5,556,991.05	0.72%	10.457%	301	58.64%	605
50,000.01 - 100,000.00	1,138	87,065,211.74	11.33	9.735	316	68.65	608
100,000.01 - 150,000.00	1,048	131,435,876.67	17.10	9.397	326	73.68	610
150,000.01 - 200,000.00	621	107,884,588.07	14.04	9.193	338	74.80	612
200,000.01 - 250,000.00	410	91,846,246.70	11.95	9.066	344	77.44	621
250,000.01 - 300,000.00	273	75,118,314.61	9.77	8.829	348	76.98	623
300,000.01 - 350,000.00	191	62,002,597.48	8.07	8.912	351	79.14	624
350,000.01 - 400,000.00	142	52,879,172.09	6.88	8.832	353	79.83	622
400,000.01 - 450,000.00	98	41,965,738.74	5.46	8.725	353	81.96	627
450,000.01 - 500,000.00	94	44,983,463.87	5.85	8.702	349	82.42	620
500,000.01 - 550,000.00	46	24,082,331.10	3.13	8.368	354	85.17	628
550,000.01 - 600,000.00	31	17,795,382.45	2.32	8.292	357	84.04	641
600,000.01 - 650,000.00	19	11,945,088.99	1.55	8.820	355	87.24	637
650,000.01 - 700,000.00	8	5,466,785.86	0.71	8.494	358	87.79	628
700,000.01 - 750,000.00	7	5,087,960.23	0.66	7.741	358	84.85	634
750,000.01 - 800,000.00	1	783,796.57	0.10	8.340	359	80.00	606
800,000.01 - 850,000.00	1	849,825.84	0.11	9.140	359	72.65	596
900,000.01 - 950,000.00	1	928,855.21	0.12	8.440	358	79.97	625
950,000.01 - 1,000,000.00	1	989,334.38	0.13	7.990	359	68.75	604
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Current Loan Rates (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
6.000 - 6.499	55	11,945,210.64	1.55%	6.397%	330	66.52%	696
6.500 - 6.999	214	48,807,983.06	6.35	6.807	328	68.31	677
7.000 - 7.499	194	43,853,499.76	5.71	7.314	333	73.45	647
7.500 - 7.999	444	91,044,312.70	11.84	7.805	328	73.39	651
8.000 - 8.499	342	72,493,939.25	9.43	8.302	342	76.30	627
8.500 - 8.999	552	112,916,813.22	14.69	8.808	343	79.81	626
9.000 - 9.499	417	82,406,542.03	10.72	9.290	345	81.28	617
9.500 - 9.999	684	118,749,961.51	15.45	9.799	342	81.00	604
10.000 - 10.499	455	74,645,972.71	9.71	10.281	347	76.88	581
10.500 - 10.999	438	63,837,183.22	8.30	10.766	345	77.16	580
11.000 - 11.499	198	23,168,430.39	3.01	11.245	348	73.23	567
11.500 - 11.999	182	18,556,236.41	2.41	11.758	344	70.70	556
12.000 - 12.499	53	5,164,940.17	0.67	12.202	346	67.83	561
12.500 - 12.999	11	706,275.47	0.09	12.767	331	74.41	597
13.000 - 13.499	6	370,261.09	0.05	13.243	294	74.31	585
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Term to Stated Maturity (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
1-60	7	406,125.11	0.05%	8.398%	59	41.85%	689
61 – 120	58	5,106,964.57	0.66	8.368	107	59.87	673
121 – 180	315	36,633,732.67	4.77	8.385	168	70.09	655
181 – 240	149	18,095,889.94	2.35	9.399	227	75.82	634
241 – 300	164	25,137,954.82	3.27	9.106	277	78.13	643
301 – 360	3,552	683,286,894.53	88.89	9.109	357	77.23	614
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Remaining Term to Stated Maturity (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
1-60	7	406,125.11	0.05%	8.398%	59	41.85%	689
61 – 120	58	5,106,964.57	0.66	8.368	107	59.87	673
121 – 180	315	36,633,732.67	4.77	8.385	168	70.09	655
181 – 240	149	18,095,889.94	2.35	9.399	227	75.82	634
241 – 300	164	25,137,954.82	3.27	9.106	277	78.13	643
301 – 360	3,552	683,286,894.53	88.89	9.109	357	77.23	614
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Months Since Origination	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
0	374	51,179,659.70	6.66%	8.983%	317	62.85%	636
1	1,747	304,285,002.84	39.59	9.211	340	75.18	615
2	1,794	341,935,592.03	44.48	8.946	342	77.62	617
3	327	70,541,937.96	9.18	9.182	346	89.35	620
4	3	725,369.12	0.09	9.310	351	82.26	651
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Original Combined Loan-To-Value (%)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
0.01 - 49.99	405	49,345,919.87	6.42%	8.794%	322	39.53%	626
50.00 - 54.99	198	29,259,718.07	3.81	8.749	328	52.61	611
55.00 - 59.99	213	30,141,866.80	3.92	8.938	333	57.44	600
60.00 - 64.99	298	45,249,177.21	5.89	8.972	332	62.06	602
65.00 - 69.99	350	62,271,490.32	8.10	8.831	338	66.79	607
70.00 - 74.99	409	75,694,877.33	9.85	9.171	345	71.54	598
75.00 - 79.99	470	83,332,779.80	10.84	9.099	342	76.18	604
80.00 - 84.99	630	116,687,867.60	15.18	8.959	342	80.63	606
85.00 - 89.99	346	71,673,917.99	9.32	9.012	345	85.92	620
90.00 - 94.99	377	77,934,614.56	10.14	9.151	347	90.82	637
95.00 - 99.99	281	66,115,525.31	8.60	9.424	346	95.33	638
100.00	268	60,959,806.79	7.93	9.526	339	100.00	666
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Occupancy Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Primary	4,011	725,240,739.07	94.35%	9.044%	340	77.08%	616
Non-owner	234	43,426,822.57	5.65	9.598	349	71.21	645
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Property Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Single Family	3,629	603,990,501.00	78.58%	9.132%	337	76.97%	617
Two-to-Four Family	443	130,400,278.39	16.96	8.691	355	76.47	616
Condominium	124	21,620,198.59	2.81	8.923	329	80.18	643
Mixed Use	28	6,918,656.48	0.90	10.598	355	63.07	641
Five-to-Eight Family	21	5,737,927.18	0.75	10.556	349	63.50	662
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Loan Purpose	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Cash Out Refinance	2,302	402,275,500.94	52.33%	9.048%	342	72.99%	615
Debt Consolidation	1,415	275,491,072.85	35.84	9.086	337	81.18	621
Rate/Term Refinance	417	71,539,357.83	9.31	8.999	340	80.05	625
Purchase	111	19,361,630.03	2.52	9.788	358	79.58	624
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Documentation Program	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Full Income Verification	3,227	545,022,077.40	70.90%	8.992%	337	76.91%	615
No Income Verification	561	131,713,060.65	17.14	9.395	346	77.78	627
Limited Income Verification	317	62,509,912.02	8.13	9.168	352	74.37	615
Stated Income	140	29,422,511.57	3.83	8.990	353	74.23	643
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Loan Type	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
Fixed Rate	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
States	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
New York	582	168,774,467.20	21.96%	8.465%	350	75.07%	622
Florida	512	86,951,820.44	11.31	9.120	341	74.86	612
Illinois	313	61,652,244.30	8.02	9.261	344	81.21	611
New Jersey	245	58,297,455.54	7.58	9.267	345	75.47	616
Pennsylvania	351	44,484,820.24	5.79	9.308	333	76.00	610
Maryland	227	42,921,325.08	5.58	8.971	346	74.78	611
Virginia	224	34,526,721.96	4.49	9.225	334	75.74	617
Georgia	200	28,526,173.95	3.71	9.750	323	83.63	629
North Carolina	200	26,263,851.77	3.42	9.918	326	81.56	622
California	88	24,711,868.12	3.21	8.632	342	75.31	633
Massachusetts	97	20,925,900.61	2.72	9.109	344	71.74	625
South Carolina	100	14,451,232.30	1.88	9.822	328	79.48	612
Arizona	85	14,417,505.14	1.88	8.351	338	77.75	636
Connecticut	65	13,668,290.46	1.78	8.992	348	73.82	613
Texas	103	12,930,897.43	1.68	9.424	323	75.29	587
Wisconsin	105	12,559,647.06	1.63	9.607	314	80.91	622
Washington	61	11,543,444.17	1.50	8.657	340	79.93	638
Ohio	91	9,346,278.92	1.22	10.043	335	82.07	608
Delaware	42	7,738,590.72	1.01	8.792	337	81.84	633
Nevada	37	6,997,957.07	0.91	8.419	347	77.55	618
Missouri	67	6,905,032.09	0.90	9.690	325	81.51	614
Minnesota	39	5,827,338.21	0.76	9.264	320	77.96	647
Colorado	35	5,717,387.46	0.74	9.110	334	82.21	648
Louisiana	45	5,633,403.57	0.73	9.507	345	79.51	598
New Mexico	36	5,222,847.24	0.68	9.575	314	77.54	629
Michigan	54	4,849,022.96	0.63	9.986	353	80.65	609
New Hampshire	31	4,550,602.89	0.59	8.832	317	71.12	636
Vermont	30	4,384,493.19	0.57	9.626	307	74.36	642
Oregon	22	3,938,742.67	0.51	8.020	344	70.85	625
Rhode Island	18	3,592,600.50	0.47	9.565	355	74.17	614
Tennessee	26	2,761,542.03	0.36	9.826	328	76.60	607
Indiana	19	2,433,644.59	0.32	10.350	358	81.13	608
Alabama	22	2,356,691.73	0.31	10.496	344	76.71	586
Maine	18	2,092,484.92	0.27	9.472	355	73.14	583
Wyoming	16	1,875,249.54	0.24	9.072	266	80.62	621
Oklahoma	13	1,662,796.43	0.22	9.305	334	86.79	622
Kentucky	10	862,652.40	0.11	9.889	337	70.79	611
Arkansas	4	754,389.54	0.10	9.492	359	70.34	666
Kansas	5	633,534.83	0.08	10.979	316	76.41	582
District of Columbia	3	433,000.00	0.06	9.393	360	34.16	567
Utah	1	255,790.74	0.03	10.390	358	80.00	614
Idaho	1	125,505.70	0.02	10.940	238	85.00	551
Nebraska	2	108,315.92	0.01	9.432	268	60.28	693
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Original Prepayment Penalty Term (Months)	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
None	1,572	270,444,877.32	35.18%	9.472%	338	77.53%	614
12	706	191,862,519.08	24.96	8.651	350	76.10	617
18	1	230,493.41	0.03	10.840	346	100.00	628
24	37	5,521,554.04	0.72	9.605	345	80.25	610
30	41	8,163,217.66	1.06	9.570	335	80.57	614
36	1,888	292,444,900.13	38.05	8.961	336	76.26	622
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
Range of Credit Scores	# of Mortgage Loans	Principal Balance ($)	Curr Prin Bal ($)	Gross Coupon (%)	Term (Months)	Combined Orig LTV (%)	W.A. FICO
None	10	933,299.07	0.12%	9.975%	359	69.48%	N/A
425 – 449	1	128,953.91	0.02	10.990	359	56.09	449
450 – 474	16	1,674,678.39	0.22	10.759	336	55.48	466
475 - 499	59	8,154,743.04	1.06	10.325	351	59.73	490
500 - 524	260	39,882,296.91	5.19	10.483	352	68.08	512
525 - 549	426	64,247,515.87	8.36	10.231	348	70.73	536
550 - 574	492	79,233,307.53	10.31	9.727	349	72.39	561
575 - 599	570	101,981,167.60	13.27	9.251	345	76.35	588
600 - 624	633	127,992,276.47	16.65	8.795	344	77.55	612
625 - 649	661	130,528,644.00	16.98	8.768	340	81.28	637
650 - 674	417	84,160,888.79	10.95	8.642	336	81.04	661
675 - 699	307	60,246,249.24	7.84	8.573	334	80.44	685
700+	393	69,503,540.82	9.04	8.049	311	77.11	747
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

					W.A.
					Stated		Non
		Current	% by	W.A.	Remaining	W.A.	Zero
	# of	Principal	Curr	Gross	Term	Combined	W.A.
Lien Status	Mortgage Loans	Balance ($)	Prin Bal ($)	Coupon (%)	(Months)	Orig LTV (%)	FICO
First Lien	4,126	759,084,862.90	98.75%	9.054%	341	76.77%	618
Second Lien	119	9,582,698.74	1.25	10.746	295	75.19	640
Total:	4,245	768,667,561.64	100.00%	9.075%	340	76.75%	618

Rating Agency Contacts

Standard & Poor’s
Michael Wray	212-438-3126

Moody’s
Jodi Van Breda	212-553-1915

Contacts
Banc of America Securities LLC
ABS Trading/Syndicate
Pat Beranek	(212) 847-5095	patrick.beranek@bankofamerica.com
Charlene Balfour	(212) 847-5095	charlene.c.balfour@bankofamerica.com
Ileana Chu	(212) 847-5095	ileana.i.chu@bankofamerica.com
Aaron Books	(212) 847-5095	aaron.s.books@bankofamerica.com
Jordan Chirico	(212) 847-5095	jordan.chirico@bankofamerica.com

Global Structured Finance		Fax: (704) 388-9668
Chris Schiavone	(704) 387-1853	chris.schiavone@bankofamerica.com
Kirk Meyers	(704) 388-3148	kirk.b.meyers@bankofamerica.com
Michael Tri	(704) 388-8786	michael.l.tri@bankofamerica.com
Shaun Ahmad	(704) 387-2658	shaun.ahmad@bankofamerica.com
Adarsh Dhand	(704) 683-5412	adarsh.dhand@bankofamerica.com
Nkereuwem Umoefik	(704) 388-3681	nkereuwem.umoefik@bankofamerica.com
Brandon Crooks	(704) 388-1720	brandon.crooks@bankofamerica.com